UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 3, 2004
United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152

(State or other jurisdiction of
incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800

(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number,
including area code)

Item 5. Other Events

On March 3, 2004, United States Steel Corporation executed and delivered an underwriting agreement with Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of themselves and as representatives of the other underwriters relating to the sale of up to 8,000,000 shares of common stock of United States Steel Corporation in an underwritten public offering. The stock will be sold to the public at a price of $38.50 per share and United States Steel Corporation has agreed to an underwriting discount of $1.73 per share, with net proceeds to United States Steel Corporation of $36.77 per share. United States Steel Corporation has granted the underwriters a customary over-allotment option to purchase up to 1,200,000 additional shares on the same terms and conditions. United States Steel Corporation is filing this Report on Form 8-K for the purpose of incorporating this underwriting agreement into its Registration Statements on Form S-3 (Registration Statement No. 333-99273 and Registration Statement No. 333-112257). A copy of the underwriting agreement is attached.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
	1.	Underwriting Agreement dated March 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Steel Corporation

By:	/s/ L. G. Schultz
L. G. Schultz
Vice President & Controller

Dated: March 4, 2004